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                                                                   EXHIBIT 10.11

                     FORM OF SUPERVISORY MANAGEMENT OPTION


                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

               Supervisory Management Interest Option Agreement

     This Supervisory Management Interest Option Agreement (the "Agreement") is entered into by and between Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company"), and _______________________________ (the "Participant"). The Company and the Participant agree as follows:

     1. Grant of Interest Option. Pursuant to a duly adopted resolution of the Management Committee on August 6, 1997 (the "Date of Grant"), the Company hereby grants to the Participant, upon and subject to the terms and conditions set forth below an option (the "Interest Option") to acquire from the Company an Interest described on Exhibit A hereto at an exercise price equal to $450,000.00 per whole percentage point (1%) Interest (the "Option Price"). Any terms, when used in this Agreement with initial capital letters but not defined herein, have the same meanings as in the Operating Agreement of the Company dated as of August 6, 1997 (the "Operating Agreement").

     2. Time of Exercise. The Interest Option may be exercised, in whole or in part, by the Participant on the date six months after consummation of an Initial Public Offering, and the right of the Participant to exercise the Interest Option as to the unexercised portion shall continue for the balance of the term specified in Section 3 below.

          Notwithstanding the foregoing, in the event of a Change of Control or a threatened Change of Control, this Interest Option will become immediately exercisable, and the right of the Participant to exercise the Interest Option will continue for the entire term described in Section 3 below. Whether a Change of Control is threatened will be determined solely by the Management Committee. In addition, this Interest Option will become immediately exercisable, to the extent necessary, to enable the Participant to exercise its rights under Section 5.05 of the Operating Agreement.

          In no event may the Interest Option be exercised in whole or in part, however, after the expiration of the term specified in Section 3 below.

     3. Term. The Interest Option will expire and all rights under this Agreement will terminate on the fifth anniversary of the Date of Grant.

     4. Restrictions on Exercise. The Interest Option may not be exercised in whole or in part if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Interest Option, has not been obtained or secured.
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     5.   Manner of Exercise.  The Interest Option may be exercised by written notice to the Company of the Interest being purchased and the Option Price to be paid, accompanied by full payment of the Option Price in cash or by check acceptable to the Company. Any federal, state or local taxes required to be paid or withheld at the time of exercise will be paid or withheld in full prior to any issuance of the Interest upon exercise.

     6. Transferability of Interest Options. This Interest Option may be transferred by the Participant.

     7. Rights as Member. Neither the Participant nor any of the Participant's successors or assigns will be deemed to have any rights as a Member until exercise of this Interest Option and payment of the Option Price.

     8. Adjustments. The Interest covered by the Interest Option evidenced by this Agreement, and the Option Price thereof, will be subject to adjustment as provided in Exhibit A.

     9. Registration. Promptly after the consummation of an Initial Public Offering, the Company will take all reasonable steps to register the Interest Option, and the shares of common stock of the Company issued or issuable upon exercise thereof, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     10. Interest Purchased for Investment. The Participant, by accepting the Interest Option, represents, warrants, covenants and agrees on behalf of the Participant and the Participant's heirs, legatees, devisees or distributees that the Interest acquired upon the exercise of the Interest Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of the Interest Option, the person entitled to exercise the same will furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the Interest is being acquired in good faith for investment and not for resale or distribution. The Participant shall furnish or execute such documents as the Company in its discretion deems necessary to (a) evidence such exercise of the Interest Option, (b) determine whether registration is then required under the Securities Act, as then in effect, and (c) comply with or satisfy the requirements of the Securities Act, or any other federal, state or local law, as then in effect.

     11. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Each notice to the Company will be addressed to it at its principal office, Box 2206, 25 Green Mountain Drive, South Burlington, VT 05402-2206, attention of the Secretary. Each notice to the Participant or other person or persons then entitled to exercise the Interest Option will be addressed to the Participant or such other person or persons at the Participant's address specified below. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     12. No Obligation to Exercise Interest Option. This Agreement does not impose any obligation upon the Participant to exercise the Interest Option.
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     13.  Amendments.  The Management Committee (with the concurrence of the
Independent Member) may, without the consent of the Participant, amend this Agreement, or otherwise take action, to accelerate the time or times at which the Interest Option may be exercised, to extend the term described in Section 3 above, to waive any other condition or restriction applicable to the Interest Option or to the exercise of the Interest Option, to reduce the Option Price and to make any other change not adverse to the interests of the Participant without the consent of the Participant; and may amend the Agreement in any other respect with the consent of the Participant.

     14. Governing Law. This Agreement is intended to be performed in the State of Texas and will be construed and enforced in accordance with and governed by the laws of such State, except as to matters of corporate law, which will be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the 6th day of August, 1997.

                        GREEN MOUNTAIN ENERGY RESOURCES L.L.C.


                        By:
                           ---------------------------------------

                           ---------------------------------------

                           ---------------------------------------



                        PARTICIPANT:

                        ------------------------------------------
                        Signature

                        ------------------------------------------
                        Print Name

                        Social Security Number
                                              --------------------

                        Address for Notice:

                        ------------------------------------------

                        ------------------------------------------
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                                   EXHIBIT A
                                   ---------


1. Description of Interest to be Acquired Upon Exercise. A ___ % Interest, the holder of which shall have the rights and obligations of a Member other than the Investor.


2. Exercise in Part. The Interest Option shall be exercisable from time to time and in whole or in part, provided that any partial exercise shall be for an Interest having a purchase price of at least $50,000.00.


3. Adjustments. The Exercise Price and the Interests purchasable upon exercise of the Interest Option shall be subject to adjustment, as determined in good faith by the Management Committee, from time to time as set forth in this Section.

          A. Creation of Interests. In the event that at any time or from time to time the Company shall create additional Interests, then the percentage Interest purchasable upon exercise of the Interest Option shall be adjusted appropriately to reflect the dilutive effect of the creation of the additional Interest.

          B. Reorganization. If the Company shall consolidate or merge with or into another company or corporation, then the holder hereof shall have the right to receive upon exercise of the Interest Option such Interest and other assets, properties or securities which such holder would have been entitled to receive upon or as a result of such consolidation or merger had the Interest Option been exercised immediately prior to such event, at an Exercise Price adjusted proportionately.

          C. Other Events. If any event occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Management Committee, fairly and adequately protect the purchase rights of the Interest Option in accordance with the essential intent and principles of the provisions hereof, then the Management Committee shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Management Committee, to protect such purchase rights.